UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TravelSafe, Inc.

(Exact Name of Registrant in its Charter)

Nevada	8082	46-2283813
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

12926 Morehead

Chapel Hill, NC 27517

(919) 969-2982

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Phone: 609-275-0400

Fax: 609-275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, $0.00001 par value per share	950,000	$0.10	$95,000	$12.96

(1) This Registration Statement covers the resale by our selling shareholders of up to 950,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

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PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON SEPTEMBER [ ], 2013

TRAVELSAFE, INC.

950,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: September [ ], 2013

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “TravelSafe,” “Company,” “we,” “us” and “our” refer to TravelSafe, Inc.

Overview

We are in the business of arranging medical, mobility, companion and associated services for senior citizens with medical and/or physical conditions that require or may require specialized accommodation. While we do not directly provide medical, mobility, companion and associated services to our clients, we arrange for the services necessary to make travel safe and worry-free for seniors with medical concerns or physical limitations. The Company was founded by John Fahlberg, a seasoned businessman who recognized a significant need for medical/mobility support services for senior travelers residing in the Research Triangle Area. We plan to arrange on-site services providers to offer daily medical supervision, on-call emergency care, trained travel companions, medication management and mobility equipment to its clients as requested or required.

We plan to act as a specialty travel consultant, arranging the necessary medical support, medication management, mobility and companion services for travelers 65 years and older. We initially plan to focus on providing our services to travelers living in the Research Triangle (Raleigh/Durham/Chapel Hill) Area of North Carolina and on destinations in the United States. We plan to develop relationships with medical, travel, guiding and emergency service providers in the United States that are able to provide specialized travel assistance to our clients. We also expect to refer our clients to a reputable travel insurance provider to cover costs in the event such client is not able to travel or complete his or her travel.

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Where You Can Find Us

We presently maintain our principal offices at 12926 Morehead, Chapel Hill, NC 27517. Our telephone number is 919-969-2982.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Offering

Common stock offered by selling security holders	950,000 shares of common stock. This number represents 16% of our current outstanding common stock (1).

Common stock outstanding before the offering	5,000,000

Common stock outstanding after the offering	5,950,000

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Trading Market	There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

(1)            Based on 5,950,000 shares of common stock outstanding as of September 27, 2013.

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Summary of Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from March 7, 2013 (inception) through July 31, 2013 are derived from our audited annual financial statements and unaudited interim financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

Statement of Operations:

For the Period From March 7, 2013 (Inception) To July 31, 2013
Revenues	$-
Operating expenses	$11,608
Loss from Operations	$(11,608)
Net Loss	$(11,608)
Loss per common share - Basic and Diluted	$(0.00)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	5,306,233

Balance Sheet Data:

As of July 31, 2013
Cash and cash equivalents	$86,475

Total assets	86,475
Total current liabilities	4,208
Total liabilities	4,208
Total stockholders' equity	82,267

Total Liabilities and Stockholders' Equity	$86,475

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RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the common stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any Units. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The audited financial statements included in the registration statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception. We have funded these losses primarily through the sale of securities.

Based on our financial history since inception, in their report on the financial statements for the period from March 7, 2013 (inception) to July 31, 2013, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

The Company was formed on March 7, 2013. Prior to that time, the Company had no operations upon which an evaluation of the Company and its prospects could be based. There can be no assurance that management of the Company will be successful in completing the Company’s business development with medical, mobility and travel companion vendors, implementing the corporate infrastructure to support operations at the levels called for by the Company’s business plan, devise a marketing plan to successfully reach senior travelers who will purchase services marketed by the Company or that the Company will generate sufficient revenues to meet its expenses or to achieve or maintain profitability.

WE MAY BE UNABLE TO RAISE ENOUGH CAPITAL THROUGH THIS OFFERING TO IMPLEMENT OUR BUSINESS PLAN AND YOU COULD LOSE ALL OF YOUR INVESTMENT.

We largely depend on additional capital through this Offering to implement our business plan and support our operations. If the Company is not successful in obtaining subscriptions for this Offering, our management will have to seek other sources for funding. At the present time, we have not made any arrangements to raise additional cash, other than through this Offering. We cannot assure you that we will be able to raise the working capital as needed on terms acceptable to us, if at all.

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If we are unable to raise capital as needed, we are required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

If we raise additional capital subsequent to this Offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

THERE MAY NOT BE A WIDE ENOUGH CLIENT BASE TO SUSTAIN OUR BUSINESS.

The Company’s principal business is to arrange for medical, mobility and travel companion services for senior travelers with medical or physical limitations. The travel industry in general is ruled by lowest price. The Company hopes to reach travelers who are willing and able to pay for its specialized services and it may be difficult to find these travelers in numbers large enough to make the business model work for profitability.

WE DO NOT HAVE INSURANCE TO COVER LAWSUITS FROM POTENTIALLY INJURED CLIENTS. WE COULD LOSE A SIGNIFICANT AMOUNT OF CAPITAL IF WE ARE FOUND LIABLE FOR AN UNINSURED CLAIM.

We do not have any insurance to cover potential risks and liabilities, including, but not limited to, injuries or economic losses arising out of or relating to our omission or errors in providing our services. Even if we decide to obtain insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. We may be exposed to potential uninsured claims for which we could have to expend significant amounts of capital. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our capital to resolve the uninsured claim.

THE TRAVEL INDUSTRY IS WEAK AND COULD HAVE A DETRIMENTAL IMPACT ON THE SUCCESS OF THE COMPANY.

In this era of economic downturn, the travel industry has been adversely affected. However, because travelers are cutting back significant discounts are becoming available through tour operators, cruise lines, resorts and hotels. We target senior travelers who have annual incomes of $75,000 or more and therefore have more disposable income and time to plan their trips. However, there is no guarantee that even with steep discounts travelers in sufficient numbers will be willing to spend more to get specialized medical, mobility and companion travel services at this time.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF JOHN FAHLBERG, OUR PRESIDENT AND SOLE DIRECTOR.

The Company will be dependent on its key executive, President and sole Director, John Fahlberg, for the foreseeable future. The loss of the services from John Fahlberg could have a material adverse effect on the operations and prospects of the Company. He is expected to handle all marketing and sales efforts and manage the operations. His responsibilities include developing business arrangements with service providers, medical professionals, hotels and other travel agencies, directing the development of the company website and arrange meetings and presentations at local country clubs, retirement communities and other senior social organizations, and formulating marketing materials to be used during his presentations and meetings. Another seasoned business manager with an interest in the senior travel industry would be needed to run the Company if John Fahlberg was no longer available. At this time, the Company does not have an employment agreement with Mr. Fahlberg, though the Company may enter into such an agreement with its president on terms and conditions usual and customary for its industry. The Company does not currently have “key man” life insurance on Mr. Fahlberg.

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WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY AND COMPETE AGAINST MANY LARGE COMPANIES WHICH COULD HARM OUR BUSINESS.

There are numerous established companies that offer accessibility, mobility and some limited medical and companion support services for travelers. Most are focused on individuals with special physical needs. We are a new entry into this competitive market and may struggle to differentiate ourselves as a specialist that provides more value for senior travelers than the competition.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to be approximately $25,000 per year. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

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THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR COMMON SHARES WILL NOT BE REGISTERED UNDER THE EXCHANGE ACT AND AS A RESULT WE WILL HAVE LIMITED REPORTING DUTIES WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

Our common shares are not registered under the Exchange Act. As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder. Furthermore, so long as our common shares are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the Securities and Exchange Commission), in accordance with Section 12(g) of the Exchange Act).   As long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

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OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

The Company’s Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the Company and its stockholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

OUR KEY PERSONNEL MAY NOT PROVIDE MORE THAN TEN HOURS OF TIME PER WEEK TO OUR BUSINESS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

Our future ability to execute our business plan depends upon the continued service of our executive officer, John Fahlberg. Mr. Fahlberg has another job as a business consultant who provides business management consulting service to entrepreneurs and business executives through his firm Fahlberg Consulting and Coaching.  Therefore, Mr. Falhberg will be required to spend less than full-time with this venture and may be limited in the amount of time he can devote to the Company.  However, he plans on devoting a minimum of ten hours per week to the Company.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

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We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

IF WE ARE NOT ABLE TO IMPLEMENT THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT IN A TIMELY MANNER OR WITH ADEQUATE COMPLIANCE, WE MAY BE SUBJECT TO SANCTIONS BY REGULATORY AUTHORITIES.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal controls over financial reporting and, beginning with our annual report for fiscal year 2013, provide a management report on the internal control over financial reporting. We are in the preliminary stages of seeking consultants to assist us with a review of our existing internal controls and the design and implementation of additional internal controls that we may determine are appropriate. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We will be evaluating our internal controls systems to allow management to report on, and eventually allow our independent auditors to attest to, our internal controls. We will be performing the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, such as the SEC or a stock exchange on which our securities may be listed in the future. Any such action could adversely affect our financial results or investors’ confidence in us and could cause our stock price to fall. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC, any stock exchange on which our securities may be listed in the future, or other regulatory authorities, which would entail expenditure of additional financial and management resources and could materially adversely affect our stock price. Inferior internal controls could also cause us to fail to meet our reporting obligations or cause investors to lose confidence in our reported financial information, which could have a negative effect on our stock price.

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To date, we have not evaluated the effectiveness of our internal controls over financial reporting, or the effectiveness of our disclosure controls and procedures, and we will not be required to evaluate our internal controls over financial reporting or disclose the results of such evaluation until the filing of our second annual report. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event an investor could lose his entire investment in our company.

Risks Related to Our Common Stock

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

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Selling Security Holders

The common shares being offered for resale by the selling security holders consist of 950,000 shares of our common stock held by 30 shareholders. Such shareholders include the holders of 950,000 shares sold in our private offering pursuant to Regulation D Rule 506 sold through July 2013 at an offering price of $0.10 per share.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 31, 2013 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
John Comer	30,000	30,000	0	0%
Joseph Bastian	30,000	30,000	0	0%
Thomas Hunter	30,000	30,000	0	0%
Andrew Currie	30,000	30,000	0	0%
Robert Russell	30,000	30,000	0	0%
Scott Norrick	30,000	30,000	0	0%
Philip Pfaffly	30,000	30,000	0	0%
John O’Brien	50,000	50,000	0	0%
William Zanoni	10,000	10,000	0	0%
Gregory Rubin	30,000	30,000	0	0%
Conor O’Brien	30,000	30,000	0	0%
William Weinreich	30,000	30,000	0	0%
John O’Brien	30,000	30,000	0	0%
Darrell Maloney	20,000	20,000	0	0%
John Conrad	20,000	20,000	0	0%
Marc Pons	30,000	30,000	0	0%
Kurt Schmidt	30,000	30,000	0	0%
Michael Donley	20,000	20,000	0	0%
Samuel Brown	60,000	60,000	0	0%
William Donley	30,000	30,000	0	0%
Deborah Lovig	10,000	10,000	0	0%
Myles Harmer	50,000	50,000	0	0%
Christopher Donley	30,000	30,000	0	0%
Brian Donley	30,000	30,000	0	0%
Thomas Skelton	100,000	100,000	0	0%
Merry Donley	30,000	30,000	0	0%
Jana Scislowicz	50,000	50,000	0	0%
Scott Donley	20,000	20,000	0	0%
Thomas Peterson	20,000	20,000	0	0%
Steven Kent	10,000	10,000	0	0%
TOTAL	950,000	950,000	0	16%

(1)	Based on 5,950,000 shares outstanding as of July 31, 2013.

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There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

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●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $46,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 260,000,000 shares of capital stock, of which 250,000,000 shares are common stock, $0.00001 par value per share, and 10,000,000 shares are preferred stock, par value of $0.00001 per share.

Common Stock

We are authorized to issue 250,000,000 shares of common stock, $0.00001 par value per share. Currently we have 5,950,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

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Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent. However, upon filing this Registration Statement, we do intend to engage a transfer agent to issue physical certificates to our shareholders.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Szaferman, Lakind, Blumstein & Blader, P.C. located at 101 Grovers Mill Road, Suite 200, Lawrenceville, NJ 08648 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements as of July 31, 2013 and for the period from March 7, 2013 (inception) to July 31, 2013 included in this prospectus and the registration statement have been audited by Liggett, Vogt and Webb, P.A., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

We were incorporated on March 7, 2013 under the laws of the state of Nevada. We are in the business of arranging medical, mobility, companion and associated services for senior citizens with medical and/or physical conditions that require or may require specialized accommodation. While we do not directly provide medical, mobility, companion and associated services to our clients, we arrange for the services necessary to make travel safe and worry-free for seniors with medical concerns or physical limitations. The Company was founded by John Fahlberg, a seasoned businessman who recognized a significant need for medical/mobility support services for senior travelers residing in the Research Triangle Area. We plan to arrange on-site services providers to offer daily medical supervision, on-call emergency care, trained travel companions, medication management and mobility equipment to its clients as requested or required.

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We plan to act as a specialty travel consultant, arranging the necessary medical support, medication management, mobility and companion services for travelers 65 years and older. We initially plan to focus on providing our services to travelers living in the Research Triangle (Raleigh/Durham/Chapel Hill) Area of North Carolina and on destinations in the United States. We plan to develop relationships with medical, travel, guiding and emergency service providers in the United States that are able to provide specialized travel assistance to our clients. We also expect to refer our clients to a reputable travel insurance provider to cover costs in the event such client is not able to travel or complete his or her travel.

We expect to generate revenue through an upfront engagement fee of $250 per client and service fees of 15% to 20% of the actual costs for the specialized travel assistance made for each client as well as booking transportation, lodging and excursions.

We are currently a development stage company. We have not formed any material relationship or entered into any agreement with medical, travel, guiding and emergency service providers. Since inception, our operations are limited to forming the Company and raising capital resource. We have not generated any revenues to date. We do not currently engage in any business activities that provide cash flow. At the date hereof, we have no cash at hand. We require additional capital to implement our business and fund our operations. See “Management’s Discussion and Analysis “on page 18.

The Company’s fiscal year end is July 31. The Company’s principal executive office and mailing address is 12926 Morehead, Chapel Hill, NC 27517. Our telephone number is 919-969-2982.

OUR BUSINESS

We were incorporated on March 7, 2013 under the laws of the state of Nevada. We are in the business of arranging medical, mobility, companion and associated services for senior citizens with medical and/or physical conditions that require or may require specialized accommodation. While we do not directly provide medical, mobility, companion and associated services to our clients, we arrange for the services necessary to make travel safe and worry-free for seniors with medical concerns or physical limitations. The Company was founded by John Fahlberg, a seasoned businessman who recognized a significant need for medical/mobility support services for senior travelers residing in the Research Triangle Area.

Older individuals under medical supervision often avoid traveling due to the fear of becoming ill while away from their doctors, pharmacies and health care providers. In many cases, travelers let symptoms go untreated or risk receiving inadequate care when away from trusted healthcare providers. This can be particularly worrisome and even dangerous for older travelers.

We plan to arrange on-site services providers to offer daily medical supervision, on-call emergency care, trained travel companions, medication management and mobility equipment to its clients as requested or required. Our clients will be required to provide their medical records and treatment requirements to us in order for us to make necessary arrangements for medical staffing, mobility equipment and/services and companion/guide. The arranged service providers will be expected to have studied our client’s background and medical records before any trip and be equipped to provide timely and appropriate care should complications or changes in our client’s health occur.

We initially plan to focus on providing our services to travelers living in the Research Triangle (Raleigh/Durham/Chapel Hill) Area of North Carolina and on destinations in the United States. We plan to develop relationships with medical, travel, guiding and emergency service providers in the United States that are able to provide specialized travel assistance to our clients. We also expect to refer our clients to a reputable travel insurance provider to cover costs in the event such client is not able to travel or complete his or her travel.

Target Market

Our target prospects are older individuals and couples with discretionary income or savings that can be used for travel and that have an adequate range of mobility and no severe disabilities.

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We have selected the Research Triangle (Raleigh/Durham/Chapel Hill) Area of North Carolina (RTP) as our initial target market, as RTP is the location of our principal office, and it has a large percentage of seniors over the age of 65 and is a recognized destination for retirees.

According to estimated 2012 census data, approximately 10% of the population in RTP (136,973 individuals) is age 65 or older. The national statistic indicates that about 31% of people over age 65 report some level of physical disability. Therefore, approximately 34,000 seniors in RTP are expected to have disabilities and are base for our potential clients.

Marketing and Sales

At this early stage of our operation, our President and sole Director is expected to handle all marketing and sales efforts. His responsibilities include developing business arrangements with service providers, medical professionals, hotels and other travel agencies, directing the development of the company website and arrange meetings and presentations at local country clubs, retirement communities and other senior social organizations, and formulating marketing materials to be used during his presentations and meetings.

We plan to enter the market by developing relationships with travel agencies and contacting senior communities, country clubs and other senior social organizations. We plan to develop an informational website that promotes our services and provides a contact function that allows prospects to email us for additional information. We plan to advertise with selected senior-oriented web sites to promote our services. We plan to develop relationships with local travel agencies and certain hotels/resorts in attractive destinations that cater to senior citizens to offer our services to their senior travelers.

Travel agencies that choose to work with us are expected to provide added-value services to their clients with special or medical concerns. We plan to pay our partner travel agencies a fee of 3% of sales generated through their referrals.

We also plan to target organizations that influence the decisions of the target audience including the American Association of Retired Persons (AARP). Our plan is to arrange meetings and presentations to promote our services to members of RTP retirement community activity organizations, country clubs and other social organizations or events that cater to seniors.

We plan to contact leading maturity magazines including Travel: 50 & Beyond, AARP The Magazine, and MORE Magazine to determine if placing banner advertising on their web sites will be cost-effective and can be focused regionally for greatest return on investment.

We may develop a blog to promote our services. We plan to introduce the blog via emails to prospects who have opted-in our senior travel information and recommendations.

Competition

There are a number of companies and organizations that offer mobility resources and provide certain accessibility accommodations. To our knowledge, these competitors do not provide a medical staff that is familiar with clients’ medical histories.

Companies that provide some specialized travel services to seniors include:

•	Accessible Journeys (http://disabilitytravel.com)
•	Accessible Travel (http://accessible-travel.net)
•	Alternative Leisure & Co., Trips Unlimited (http://www.alctrips.com/aboutus.htm)
•	Best Bets Travel (http://www.bestbetstravel.com)
•	Exceptional Vacations, LLC (http://exceptional-vacations.com)
•	Flying Wheels Travel (http://flyingwheelstravel.com)
•	The Guided Tour (http://www.guidedtour.com)

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Many of these companies focus on wheelchair accessibility in particular. We plan to go beyond single-dimensional mobility assistance. Our goal is to arranging medical, mobility, companion and associated services for our clients.

Strategic Alliances

We plan to form initial relationships with medical assist, transportation companies and hotels in selected destinations to provide specified services to our clients. This will allow us to provide services without extensive hiring of our own employees. The potential strategic partners:

•	Medical Personnel:
o	Bayada Nurses (www.bayada.com)
o	Interim Health Care (www.interimhealthcare.com)
o	All Medical Personnel (www.allmedstaffing.com)

•	Americans with Disabilities Act (ADA) Compliant Transportation Providers:
o	Coach USA (www.coachusa.com)
o	Metropolitan shuttle (www.metropolitanshuttle.com)

Services Pricing

TravelSafe will charge an engagement fee of $250 per client, which covers our initial consultation. Prospects will be asked to complete an extensive questionnaire regarding their disabilities and medical issues. Travelers will also provide contact information for their primary care provider and other specialists they may be using for medical care. This information will be provided to all travel personnel and care providers associated with a trip.

Based on a client’s travel goals and medical/physical concerns, we will then develop the itinerary and arrange the necessary medical, mobility and companion/guide partners to determine costs and fees associated with the actual trip or tour. We expect to generate revenue by adding a 15% markup to travel costs and a 20% markup for medical, mobility and companion/guiding fees.

We will require a 50% deposit before booking airfare, hotels, ground transportation, events, entertainment, excursions, guides and specialized medical services for the client. Two weeks prior to the trip, we will require payment of the remaining costs/fees for the trip. Clients will be allowed to cancel their trip up to two weeks prior to the trip and receive an 85% refund.

As an added benefit, we will refer our clients to a travel insurance provider in case such client is not able to travel or complete his or her travel, and will make recommendations as to the level of coverage a particular client may want to purchase. We will not provide travel insurance but will provide references and recommendations for level of coverage that may be appropriate for each trip or tour.

We have not generated any revenues to date. We do not currently engage in any business activities that provide cash flow. See “Management’s Discussion and Analysis “on page 18.

Employees

We presently have no employees apart from our sole officer and director. Our sole officer and director devotes about 10 hours per week to our affairs.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 12926 Morehead, Chapel Hill, North Carolina 27517, and our telephone number is (919) 969-2982. There is no lease on the premises the Company is occupying and is not responsible for paying rent.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 31 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

TravelSafe, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of TravelSafe, Inc. (the “Company”) (A Development Stage Company) as of July 31, 2013 and the related statement of operations, changes in stockholders’ equity and cash flow for the period from March 7, 2013 (inception) to July 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of TravelSafe, Inc. (A Development Stage Company) as of July 31, 2013 and the results of its operations and its cash flow for the period from March 7, 2013 (inception) to July 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has minimal operations, a net loss of $11,608 since inception, and a negative cash flow from operations of $4,108 since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

September 24, 2013

F-1

TRAVELSAFE, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

July 31, 2013
ASSETS
Current Assets
Cash	$86,475
Total Assets	$86,475

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Loan payable from related party	$4,208
Total Liabilities	4,208

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $0.00001 par value; 10,000,000 shares authorized,	-
none issued and outstanding
Common stock, $0.00001 par value; 250,000,000 shares authorized,	-
5,950,000 shares issued and outstanding	60
Additional paid-in capital	93,815
Deficit accumulated during the development stage	(11,608)
Total Stockholders' Equity	82,267

Total Liabilities and Stockholders' Equity	$86,475

See Accompanying Notes to Financial Statements

F-2

TRAVELSAFE, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the Period from March 7, 2013
(Inception) to July 31, 2013

Operating Expenses
Professional fees	$3,789
Compensation	7,500
General and administrative	319
Total Operating Expenses	11,608

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(11,608)

Provision for Income Taxes	-

NET LOSS	$(11,608)

Net Loss Per Share - Basic and Diluted	$-

Weighted average number of shares outstanding during the period - Basic and Diluted	5,306,233

See Accompanying Notes to Financial Statements

F-3

TRAVELSAFE, INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM MARCH 7, 2013 (INCEPTION) TO JULY 31, 2013

						Deficit
	Preferred stock		Common stock		Additional	accumulated during	Total
					paid-in	development	Stockholders'
	Shares	Amount	Shares	Amount	capital	stage	Equity

Balance, March 7, 2013 (Inception)	-	$-	-	$-	$-	$-	$-

Founder common stock issued for cash ($.00001/share)	-	-	5,000,000	50	-	-	50

Common stock issued for cash ($.10/share), net of fees of $8,675	-	-	950,000	10	86,315	-	86,325

In-kind contribution of services	-	-	-	-	7,500	-	7,500

Net loss for the period from March 7, 2013 (Inception) to July 31, 2013	-	-	-	-	-	(11,608)	(11,608)

Balance, July 31, 2013	-	$-	5,950,000	$60	$93,815	$(11,608)	$82,267

See Accompanying Notes to Financial Statements

F-4

TRAVELSAFE, INC

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the Period from March 7, 2013
(Inception) to July 31, 2013
Cash Flows From Operating Activities:
Net Loss	$(11,608)
Adjustments to reconcile net loss to net cash used in operations In kind contribution of services	7,500
Net Cash Used In Operating Activities	(4,108)

Cash Flows From Investing Activities:	-

Cash Flows From Financing Activities:
Loan from related party	4,208
Proceeds from sale of common stock, net	86,375
Net Cash Provided by Financing Activities	90,583

Net Increase in Cash	86,475

Cash at Beginning of Period	-

Cash at End of Period	$86,475

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

See Accompanying Notes to Financial Statements

F-5

TRAVELSAFE, INC

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

AS OF JULY 31, 2013

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

TravelSafe, Inc. (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada on March 7, 2013. The Company plans to arrange medical, mobility, companion and associated travel services for senior citizens with medical and/or physical conditions that require or may require specialized accommodations. The Company’s fiscal year end is July 31.

The activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. The most significant estimates include the valuation of deferred tax valuation allowance and valuation of contributed services..

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At July 31, 2013, the Company has no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 260, “Earnings Per Share.” As of July 31, 2013, there were no common share equivalents outstanding.

(E) Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740 (ASC 740). Under ASC Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC Topic 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of July 31, 2013, the Company has a net operating loss carryforward of approximately $4,108 available to offset future taxable income through 2033. The increase in the valuation allowance at July 31, 2013 was $1,546.

July 31, 2013
Expected income tax recovery (expense) at the statutory rate of 34%	$(4,368)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	2,822
Change in valuation allowance	1,546
Provision for income taxes	$-

The components of deferred income taxes are as follows:

July 31, 2013
Deferred income tax asset:
Net operating loss carryforwards	$(1,546)
Valuation allowance	1,546
Deferred income taxes	$-

F-6

The Company’s Federal Income Tax Returns for the year ended July 31, 2013 remain subject to examination by the Internal Revenue Service through 2018.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC Topic 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

(H) Fair Value of Financial Instruments and Fair Value Measurements

The carrying amounts reported in the Company’s financial instruments for the Loans payable – related party are the approximate fair value based on the short-term maturity for these instruments.

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). For certain of our financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for convertible notes payable also approximate fair value because current interest rates available to us for debt with similar terms and maturities are substantially the same .

ASC Topic 820 provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities. Approaches include, (i) the market approach (comparable market prices), (ii) the income approach (present value of future income or cash flow), and (iii) the cost approach (cost to replace the service capacity of an asset or replacement cost). ASC Topic 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

(I) Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have a material effect on the Company’s financial statements.

NOTE 2 Loan Payable – Related Party

As of July 31, 2013, the Company’s president has paid a total of $4,208 on behalf of the Company for expenses. The amount is payable upon demand, non-interest bearing and unsecured.

NOTE 3 STOCKHOLDERS’ EQUITY

(A) Preferred Stock

The Company authorized 10,000,000 shares of blank check preferred stock with a par value of $.00001 per share with rights and preferences to be determined by the board of directors.

(B) Common Stock Issued for Cash

On March 7, 2013, the Company sold 5,000,000 shares of founder stock ($0.0001/share) for cash of $50.

Between May 16, 2013 and July 31, 2013 the Company sold 950,000 shares of common stock to 30 investors ($0.10/share) for cash of $95,000 less expense of $8,675.

F-7

(C) In-Kind Contribution of Services

During the period ended July 31, 2013, the Officer of the Company contributed services having a fair value of $7,500.

NOTE 4 GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with limited operations. The Company has used cash in operations of $4,108 from inception and has a net loss since inception $11,608. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional stockholder loans and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 5 SUBSEQUENT EVENT

In preparing these financial statements, the Company evaluated events and transactions for potential recognition or disclosure through September 24, 2013, the date the financial statements were issued,

F-8

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

We have commenced limited operations and our proposed business plan is not yet fully operational. We are finalizing our business plan and working to obtain our first client but have not yet engaged any clients.

TravelSafe, Inc. is in the business of arranging medical, mobility, companion and associated services for senior citizens with medical and/or physical conditions that require or may require specialized accommodation. While we do not directly provide medical, mobility, companion and associated services to our clients, we arrange for the services necessary to make travel safe and worry-free for seniors with medical concerns or physical limitations. The Company was founded by John Fahlberg, a seasoned businessman who recognized a significant need for medical/mobility support services for senior travelers residing in the Research Triangle Area. We plan to arrange on-site services providers to offer daily medical supervision, on-call emergency care, trained travel companions, medication management and mobility equipment to its clients as requested or required.

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We plan to act as a specialty travel consultant, arranging the necessary medical support, medication management, mobility and companion services for travelers of age 65 and above. We initially plan to focus on providing our services to travelers living in the Research Triangle (Raleigh/Durham/Chapel Hill) Area of North Carolina and on destinations in the United States. We plan to develop relationships with medical, travel, guiding and emergency service providers in the United States that are able to provide specialized travel assistance to our clients. We also expect to refer our clients to a reputable travel insurance provider to cover costs in the event such client is not able to travel or complete his or her travel.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. In addition, to date we have limited operating history for investors to evaluate the potential of our business development. As such, we have not built our customer base or our brand name. In addition, our sources of cash are not adequate for the next 12 months of operations. If we are unable to raise additional cash, we will either have to suspend or cease our expansion plans entirely.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 1 to our financial statements for the period ended July 31, 2013 we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, recovery of long-lived assets, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

Basis of Presentation and Organization

TravelSafe, Inc. (“TravelSafe” or the “Company”) is a Nevada corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Nevada on March 7, 2013. The business plan of the Company is arrange medical, mobility, companion and associated services for senior citizens with medical and/or physical conditions that require or may require specialized accommodation. The Company intends to arrange on-site services providers to offer daily medical supervision, on-call emergency care, trained travel companions, medication management and mobility equipment to its clients as requested or required.

Development Stage

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

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Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period from March 7, 2013 to July 31, 2013.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, “Accounting for Income Taxes.  It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  As a result, the Company has applied a more-likely-than-not recognition threshold for all tax uncertainties.  The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities. The Company is subject to taxation in the United States.   All of the Company’s tax years since inception remain subject to examination by Federal and state jurisdictions.

The Company classifies penalties and interest related to unrecognized tax benefits as income tax expense in the Statements of Operations.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of July 31, 2013, the carrying value of loans from the CEO approximated fair value due to the short-term nature and maturity of these instruments.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses for the period from March 7, 2013 (inception) through July 31, 2013. Actual results could differ from those estimates made by management.

23

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Results of Operations

For the Period March 7, 2013 (Inception) to July 31, 2013
Revenues	$-
Operating expenses	$11,608
Loss from Operations	$(11,608)
Net Loss	$(11,608)
Loss per common share - Basic and Diluted	$(0.00)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	5,306,233

For the period from March 7, 2013 (Inception) to July 31, 2013

Revenue

For the period from March 7, 2013 (inception) to July 31, 2013 we had $0 in revenue. We did not generate any revenue during this period because we were setting up all our corporate documents and beginning our business.

Expenses

Expenses for the period from March 7, 2013 (inception) to July 31, 2013 totaled $11,608. The majority of the expenses incurred during the period consisted of corporate filings and start-up costs and $7,500 of in-kind contribution of services from our CEO.

Net Loss

As a result of the factors described above, our net loss for the fiscal year ended July 31, 2013 was $ 11,608.

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Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. We have been funding our operations through the sale of our common stock.

Our primary uses of cash have been for salaries and fees paid to third parties for the development of our products. All funds received have been expended in the furtherance of growing the business and establishing brand portfolios. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

☐	An increase in working capital requirements to finance additional product development,
☐	Addition of administrative and sales personnel as the business grows,
☐	Increases in advertising, public relations and sales promotions for existing and new brands as the company expands within existing markets or enters new markets,
☐	The cost of being a public company, and
☐	Capital expenditures to add additional technology.

Our net revenues are not sufficient to fund our operating expenses. At July 31, 2013, we had a cash balance of $86,475 and working capital of $82,267. Since inception, we raised $95,000 less expense of $8,675 from the sale of common stock to fund our operating expenses, pay our obligations, and grow our company. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate we will be profitable in 2013.  Therefore our future operations will be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

25

Our business plan within 12 months is outlined below:

Over the twelve month period starting upon the effective date of this registration statement, we intend to market our services and begin to form material relationships and enter into agreements with medical, travel, guiding and emergency service providers.

If we are unable to build our customer base or gain any clients, we will cease our development and/or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.  At the present time, we have not made any arrangements to raise additional cash. However, we intend to raise additional capital through private placements once we gain a quotation on the OTC Bulletin Board, for which there is no assurance. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We do not have any contractual obligations at this time.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of officers and director as of September 23, 2013. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
John Fahlberg	67	President and Sole Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

John Fahlberg, President and Sole Director

In the past, Mr. Fahlberg worked in the corporate finance departments of Exxon Mobile Corporation and Target Corporation. Mr. Fahlberg also served as Chief Financial Officer at Zycad Corporation and Insignia Systems, Inc., where he was a major force in leading these companies to complete their initial public offerings. Mr. Fahlberg subsequently served as Chief Executive Officer at Zycad Corporation. He earned a master degree of business administration from the University of Minnesota.

 Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

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EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period from March 7, 2013 (inception) through July 31, 2013:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
John Fahlberg, President and Sole Director	2013	$0	0	0	0	0	0	0	$0

(1)	Mr. Fahlberg purchased 5,000,000 founders common shares for cash of $50.

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from March 7, 2013 (inception) through July 31, 2013.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending July 31, 2013 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have an employment agreement in place with our officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of July 31, 2013, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

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Name	Number of Shares Beneficially Owned	Percent of Class (1)
John Fahlberg 12926 Morehead Chapel Hill, NC 27517	5,000,000	84.03%

All Executive Officers and Directors as a group (1 person)	5,000,000	84.03%

*	less than 1%

(1)	Based on 5,950,000 shares of common stock outstanding as of September 20, 2013.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

As of July 31, 2013 the Company owed $4,208 to Directors, officers, and principal stockholders of the Company for working capital loans.

On March 7, 2013, the Company issued 5,000,000 shares of its common stock to its sole Director and President for $50 cash ($0.00001 par value per share).

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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TRAVELSAFE, INC.

950,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is September [xx], 2013

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PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$12.96
Federal Taxes	$0
State Taxes and Fees	$500
Transfer Agent Fees	$0
Accounting fees and expenses	$11,000
Legal fees and expense	$35,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$37,512.96

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

To the fullest extent permitted by the laws of the State of Nevada, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada on March 7, 2013. In connection with incorporation, we issued 5,000,000 shares of common stock to our founder for cash of $50.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

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On May 16, 2013, we sold through a Regulation D Rule 506 offering a total of 950,000 shares of common stock to 30 investors, at a price per share of $0.10 for an aggregate offering price of $95,000. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)	At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)	Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in May 2013 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.
23.1	Consent of Liggett, Vogt and Webb, P.A.
23.2	Consent of Counsel (included in Exhibit 5.1, hereto)

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Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chapel Hill, State of North Carolina, on September 27, 2013.

TRAVELSAFE, INC.

By:	/s/John Fahlberg
John Fahlberg
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/John Fahlberg	Chief Executive Officer, Director	September 27, 2013
John Fahlberg

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